Exhibit 24(c)






                                  February 14, 1994



          Annapolis Bancorp, Inc.
          147 Old Solomons Island RoadAnnapolis, Maryland  21401


          Re:     Consent of Kaplan Associates, Inc.

          Madam and Gentlemen:

             We hereby consent to the filing of our opinion as an appendix to the Proxy Statement - Prospectus included in this Registration Statement on Form S-4 and to all references to Kaplan Associates, Inc. contained herein.
                                           Very truly yours,

                                           KAPLAN ASSOCIATES, INC.


                                           By:
                                            Linda Farrell
                                            Director